                                                                   EXHIBIT-7(d)

                  OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT

                                MBf USA, INC.
                    WEMBLEY RUBBER PRODUCTS (M) SDN. BHD.


     This Offshore Securities Subscription Agreement (the "Agreement") is dated as of May 20, 1997 and is executed in reliance upon the transaction exemption afforded by Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), as promulgated by the Securities and Exchange Commission (the "SEC").

     This Agreement has been executed by the undersigned in connection with the private placement of shares of Common Stock (the "Common Stock") of MBf USA, Inc., 500 Park Boulevard, Suite 1260, Itasca, Illinois 60143-2639, a corporation organized under the laws of Maryland, United States of America (the "Issuer").

     The shares of Common Stock of Issuer subscribed for hereunder are sometimes referred to herein as the "Shares".

     The undersigned subscriber is Wembley Rubber Products (M) Sdn. Bhd., 28th Floor Wisma Denmark, 86 Jalan Ampang, 50450 Kuala Lumpur, Malaysia (the "Purchaser").

     WHEREAS, Issuer, through its American Health Products Corporation subsidiary ("AHPC") is in the business of the purchase and sale of latex gloves, among other things;

     WHEREAS, Purchaser is in the business of manufacture and sale of latex gloves and is a major supplier of powder-free latex gloves to Issuer;

     WHEREAS, Purchaser's purchase of the Shares is contingent upon the due execution and delivery of the registration rights agreement appended hereto as Appendix B and the due execution and delivery of the Sale & Purchase Agreement between the MBf International Ltd, a Hong Kong Corporation and Purchaser (the "Sale and Purchase Agreement") appended hereto as Appendix C.

     WHEREAS, Issuer's Common Stock is traded on the NASDAQ Small Cap Market;

     WHEREAS, Issuer has provided Purchaser with detailed financial and operating information as referenced herein, and has provided Purchaser an opportunity to ask questions of Issuer with respect to all aspects of Issuer's business.

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:





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     1.    Purchase of Common Stock.  Purchaser hereby purchases from Issuer and Issuer hereby sells to Purchaser two-million five-hundred thousand (2,500,000) shares of Common Stock (the "Shares") at the subscription price of US$2.70 per share, in consideration of six-million seven-hundred fifty thousand dollars (US$6,750,000). Purchaser shall pay 5% of the total consideration upon signing and the remaining amount to be paid simultaneously with the closing of the transaction under the Sale and Purchase Agreement referred to in paragraph 7 but which payment shall be made no later than August 8, 1997 subject to the closing of the transaction under the Sale and Purchase Agreement.

     2. Subscriber Representations; Access to Information; Independent Investigation.

           a. Offshore Transaction. Purchaser represents and warrants to Issuer as follows:

           (i) Neither Purchaser or any person or entity for whom Purchaser is acting as fiduciary is a U.S. person. A U.S. person means any one of the following:

                 (1) any natural person resident in the United States of America;

                 (2) any partnership or corporation organized or incorporated under the laws of the United States;

                 (3) any estate of which any executor or administrator is a U.S. person;

                 (4)   any trust of which any trustee is a U.S. person;

                 (5) any agency or branch of a foreign entity located in the United States;

                 (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

                 (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

                 (8)   any partnership or corporation if:

                       (A) organized or incorporated under the laws of any foreign jurisdiction; and

                       (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as



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                       defined in Rule 501(a) under the Securities Act) who are
                       not natural persons, estates or trusts.

           (ii) At the time the agreement to purchase was originated, Purchaser was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement. No offer to purchase Shares was made in the United States.

           (iii) Purchaser is purchasing the Shares for its own account or for the account of beneficiaries for whom Purchaser has full investment discretion with respect to the Shares and from whom Purchaser has full authority to bind so that each such beneficiary is bound hereby as if such beneficiary were a direct Purchaser hereunder and all representations, warranties and agreements herein were made directly by such beneficiary. Purchaser is not purchasing the Shares on behalf of any U.S. person and the sale has not been prearranged with a purchaser in the United States.

           (iv)   All subsequent offers and sales of the Shares will be made
(a) outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, (b) pursuant to registration of the Shares under the Securities Act, or (c) pursuant to an exemption from such registration. Purchaser understands the conditions of the exemption from registration afforded by
Section 4(1) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption. In any case, Purchaser will not resell the Shares to U.S. Persons or within the United States until after the end of the forty day period commencing on the date of issuance of the Shares to Purchaser (the "Restriction Period").

           (v) Purchaser has no existing short position with respect to the Common Stock of Issuer and agrees not to enter into any short sales or other hedging transactions either directly or indirectly with respect to the Common Stock of Issuer at any time after the execution of this Agreement by Purchaser.

           (vi) Purchaser understands that the Shares have not been registered under the Securities Act and may not be offered or sold in the United States, to U.S. persons or for the account or benefit of a U.S. person (other than distributors as defined in Regulation S) unless the Shares are registered under the Securities Act or an exemption from the registration requirements is available.

           (vii) Purchaser acknowledges that the purchase of the Shares involves a high degree of risk and acknowledges further that it can bear the economic risk of the purchase of such Shares, including the total loss of its investment. Purchaser acknowledges that it has obtained the advise of competent legal counsel in its domicile jurisdiction that it is qualified under the laws of its domicile to purchase the Shares and that the offer and sale of such Shares will not violate the laws of its domicile jurisdiction.

           (viii) Purchaser understands that the Shares are being offered and sold to it in reliance on a specific exemption from the registration requirements of Federal and state securities laws and that Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Shares.


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           (ix)   Purchaser is sufficiently experienced in financial and
business matters to be capable of evaluating the merits and risks of its investments and to make an informed decision relating thereto.

           (x) In evaluating its investment, Purchaser has consulted its own investment and/or legal and/or tax advisors.

           (xi) Purchaser understands that, in the view of the SEC, the statutory basis for the exemption claimed for this transaction would not be present if the offering of the Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. Purchaser has no present intention to sell such Shares in the United States, to a U.S. person or for the account or benefit of a U.S. person other than in compliance with the federal securities laws. In the event that Purchaser transfers the Shares, it acknowledges that the transferee thereof will be required to sign a Purchaser Representation Letter in the form set forth in Appendix A hereto.

           (xii) Purchaser is not an underwriter of, or dealer in, the Shares. Purchaser is not participating, pursuant to a contractual agreement, in the distribution of the Shares.

           If Purchaser is purchasing the Shares subscribed for hereby in representative or fiduciary capacity, the representations and warranties in this Agreement shall be deemed to have been made on behalf of the person or persons for whom Purchaser is so purchasing.

           The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance by Issuer of Purchaser's subscription and shall survive thereafter. If Purchaser has knowledge, prior to the acceptance of this Agreement by Issuer, that any such representation and warranty shall not be true and accurate in any respect then Purchaser, prior to such acceptance, will give written notice of such fact to Issuer specifying which representation and warranty is not true and accurate and the reasons therefor.

           b. Current Public Information. Purchaser acknowledges that Purchaser has been furnished with or has acquired copies of Issuer's most recent Annual Report on Form 10-K and any Quarterly Report on Form 10-Q filed thereafter (collectively, the "SEC Filing") and other publicly available documents. Purchaser acknowledges that Issuer has not prepared a Confidential Private Placement Memorandum or other offering document in connection with Purchaser's purchase of the Shares. Purchaser further acknowledges that the following risk factors among others exist with respect to Issuer:

           (i) Sourcing of Products. AHPC presently purchases its latex examination gloves from a restricted few manufacturers based in Asia. Issuer's business could be adversely impacted should any such supplier for any reason fail to supply the gloves on a regular, high quality basis and at competitive terms.

           (ii) Customers. Issuer's several largest customers constitute a substantial portion of its business, and loss of any one such customer could severely, adversely impact Issuer's business.


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           (iii)  Financing.  Issuer requires significant financing of its purchase orders, inventory and accounts receivable, which financing is backed by the guarantee of Issuer's Malaysian affiliates. Should such guarantees be withdrawn or should Issuer's lender(s) require increased financial stability of Issuer irrespective of such guarantees, there can be no assurances that Issuer will be able to maintain adequate financing to support its operations.

           (iv) Market for Common Stock. The Common Stock of Issuer is traded on the NASDAQ small cap market. Due to continued losses over the years, trading volume has decreased and there has been a reduction in the volume of shares traded and in price. Should Purchaser choose to sell a large block of Shares, the market may be unable to absorb the same, with a potential resultant decline in price. In addition, continued listing on NASDAQ is contingent upon maintenance of a per share price of at least $1.00, and a net worth of at least $1,000,000. Should Issuer continue to generate losses, there is a risk that its Common Stock could be delisted, which would reduce liquidity for the Common Stock.

           c. Independent Investigation: Access. Purchaser acknowledges that, in making the decision to purchase the Shares subscribed for, Purchaser has relied upon independent investigations made by it and its purchaser representatives, if any, and Purchaser and such representatives, if any, have, prior to any sale to Purchaser, been given access and the opportunity to examine all material books and records of Issuer, all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from, Issuer or any person acting on its behalf concerning the terms and conditions of this offering. Purchaser and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operation of Issuer and materials relating to the offer and sale of the Shares which have been requested. Purchaser and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

           d. No Government Recommendation or Approval. Purchaser understands that no Federal or state agency has made or will make any finding or determination relating to the fairness for public investment in the Shares or has passed or made, or will pass on or make, any recommendation or endorsement of the Shares.

           e. Entity Purchases. If Purchaser is a partnership, corporation or trust, the person executing this Agreement on its behalf represents and warrants that:

           (i) He or she has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Agreement;

           (ii) He or she is duly authorized (if the undersigned is a trust, by the trust agreement) to make this investment and to enter into and execute this Agreement on behalf of such entity.

           f. Confidentiality. Purchaser agrees to maintain in confidence the information provided by Issuer in this Agreement, to the extent such information is not presently contained in the public domain.


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

     3.    Issuer Representations.

     Issuer represents and warrants to Purchaser as follows:

           a. Reporting Company Status. Issuer is a reporting issuer as defined by Rule 902 of Regulation S. Issuer is in full compliance with all reporting obligations under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

           b. Offshore Transaction. Issuer has not offered these securities to any person in the United States or to any U.S. person or for the account or benefit of any U.S. person. At the time the buy order was originated, Issuer and/or its agent reasonably believed that Purchaser was outside of the United States and was not a U.S. Person. Issuer and/or its agent reasonably believe that the transaction has not been pre-arranged with a Purchaser in the United States.

           c. No Directed Selling Efforts. In regard to this transaction, Issuer has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has Issuer conducted any general solicitation relating to the offer and sale of the Shares to U.S. persons residing within the United States or elsewhere.

           d. The Shares. The Shares, when issued and delivered, will be duly and validly authorized and issued, fully paid and non-assessable and will not subject the holders thereof to any liability solely by reason of being such holders.

           e. Subscription Agreement. This Agreement, when acknowledged by the signature of an officer of Issuer, has been duly authorized, validly executed and delivered on behalf of Issuer and is a valid and binding agreement in accordance with its terms.

           f. Non-contravention. The execution and delivery of this Agreement, the consummation of the issuance of the Shares and the transactions contemplated hereunder do not and will not conflict with or result in a breach by Issuer of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of Issuer or any indenture, mortgage, deed of trust or other material agreement or instrument to which Issuer is a party or by which it or any of its properties or assets are bound or any existing applicable law, rule or regulation or any applicable decrees, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over Issuer or any of its properties or assets.

           g. Prior Issuances Under Regulation S. Issuer has not issued any shares of stock under Regulation S subsequent to the SEC Filings.

     Securities Law Compliance. With respect to the Issuer's actions, the offer and the sale of Shares shall conform in all respects with the requirements of Regulation S and with the requirements of all other published rules and regulations of the SEC currently in effect relating to "private offerings" to non-residents of the United States of the type contemplated herein. Neither the offer,



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sale or delivery of the Shares in conformity with the terms hereof will violate
Section 5 of the Securities Act, as presently in effect.

           h. Authorization and Validity of the Agreement. This Agreement has been duly authorized and when validly executed and delivered on behalf of Issuer, will be a valid and binding agreement of the Issuer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and to the extent such document contains indemnification or contribution provisions for violations of federal securities laws, as enforceability of such provisions may be limited under federal securities laws.

     4. Expiration of Restricted Period. The transaction restriction in connection with this offshore offer and sale restricts the Purchaser from offering and selling to U.S. persons or for the account or benefit of a U.S. person for a forty-day period following issuance of the Shares. Title to the Shares may be transferred by Purchaser to other non United States persons or entities in accordance with Regulation S.

     5. Exemption: Reliance on Representations. Purchaser understands that the offer and sale of the Shares is not being registered under the Securities Act. Issuer is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S. Rules 901 through 903 of Regulation S govern this transaction.

     6.    Transfer Agent Instructions.

           a. Legends on Certificates. The transaction restriction in connection with this offshore offer and sale restricts Purchaser from offering and selling to U.S. persons, or for the account or benefit of a U.S. person, for a forty-day period. A restrictive legend will be placed on Purchaser's Share certificates, which legend shall read substantially as follows:

     The shares of the Issuer represented by this certificate have been issued pursuant to Regulation S promulgated under the Securities Act of 1933, as amended ("Act"), and have not been registered under the Act. These shares are subject to certain terms and conditions set forth in a Stock Subscription Agreement between the Holder and Issuer and may not be offered or sold within the United States or to or for the account of a "U.S. Person" (as that term is defined in Regulation S) until after the forty-day period following completion of the Regulation S offering of the Issuer pursuant to which these shares have been issued. The Issuer will notify the transfer agent of the date of completion of such offering and of the expiration of such forty day restricted period.

     Purchaser Representation Letter. Issuer agrees to accept a Purchaser Representation Letter signed by the transferee, in connection with any resale of the Shares by Purchaser, in the form of Appendix A hereto, as sole and sufficient evidence that Purchaser has complied with applicable securities laws and, upon receipt of such a letter, shall promptly instruct its transfer agent to transfer the Shares if so requested by Purchaser, as expeditiously as practical after receipt of the certificates and the Purchaser Representation Letter; provided Issuer shall not be required to deliver such


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

instructions if it knows, or reasonably believes, any of the representations made in the Purchaser Representation Letter are false.

     7. Conditions to Issuer's Obligation to Sell. Issuer reserves the right, in its complete discretion, to reject this Agreement. Purchaser understands that Issuer's obligation to sell the Shares subscribed for hereunder is conditioned (i) upon the counterpart execution of this Agreement by both parties, whether by delivery of originals, facsimile or photocopy signature and (ii) the execution and delivery of the Sale and Purchase Agreement. Provided that Issuer and Purchaser have complied with the conditions set forth in this Paragraph 7, immediately upon delivery of counterpart executed copies hereof and acceptance of payment therefor by issue, the Shares shall be deemed issued to Purchaser and fully paid for.

     8. Return of Deposit to Purchaser. The Issuer shall refund to the Purchaser the 5% deposit referred to in paragraph 1 herein free of interest, in the event closing of the transaction under the Sale and Purchase Agreement does not take place by the date referred to in paragraph 1 by reason of non-fulfillment of the conditions precedent set forth in Section 4.1 of the Sale and Purchase Agreement, or in the event of other lawful termination of the Sale and Purchase Agreement by the Purchaser. Issuer shall be entitled to forfeit the 5% deposit in the event that Purchaser fails to pay the balance purchase consideration of USD6,412,500 under this Agreement by the closing date of the transaction under the Sale and Purchase Agreement referred to in paragraph 1 for reasons other than those set forth in this Paragraph 8.

     9. Registration Rights. Issuer hereby agrees to grant to Purchaser the registration rights set forth in Appendix B attached hereto and made a part hereof; Issuer agrees to execute said agreement.

     10. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Illinois without regard to its choice of law principles.

     11. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Agreement may be amended only by a writing executed by all parties hereto.

     12. Full Name and Address of Purchaser for Stock Certificate and Delivery Purposes:

     NAME:      Wembley Rubber Products (M) Sdn. Bhd.
     ADDRESS:   As set forth in preamble to this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.






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


MBf USA, Inc.                           Wembley Rubber Products (M) Sdn. Bhd.


By:    /s/ Loi Heng Sewn                By:    /s/
     ------------------------------          ------------------------------
     Loi Heng Sewn, Chairman                 Its: Chief Executive Officer

Date of Execution:  May 20, 1997        Date of Execution:  May 20, 1997
                    ---------------                         ---------------




















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


                                 APPENDIX "A"


                       PURCHASER REPRESENTATIONS LETTER


Dear Sirs:

    The undersigned ________________ has purchased on _______________ two million-five-hundred thousand (2,500,000) shares of Common Stock, par value $.01 per share (the "Shares"), of MBf USA, Inc. (the "Company") and, in connection with such purchase, has executed and delivered a transfer form ("Transfer Form"). As the forty day transaction restriction period has expired, the purchaser hereby requests that the Shares be transferred to ____________.

    The undersigned represents and warrants as follows:

    (1) The offer to purchase the Shares was made to it outside of the United States and the undersigned was, at the time the subscription form was executed and delivered, and is now, outside the United States.

    (2) It is not a U.S. Person (as such term is defined in Section 902(a) of Regulation S ("Regulation S") promulgated under the United States Securities Act of 1933, as amended (the "Securities Act"), and it has purchased the Shares for its own account and not for the account or benefit of any other person.

    (3) All offers and sales by the undersigned of the Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act.

    (4) It is familiar with and understands the terms, conditions and requirements contained in Regulation S and definitions of U.S. persons contained in Regulation S.

    (5) The undersigned has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Shares.



    Dated this ______ day of the month of _______________, 199 _____.



By:
    _________________________________
    Official Signature of Transferee


Title: ______________________________       Country of Execution: ____________

                                 APPENDIX "B"

                        REGISTRATION RIGHTS AGREEMENT


                        REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement") is made and entered into as of the 20th day of May, 1997, by and between MBf USA, INC., a Maryland corporation (the "Company"), and Wembley Rubber Products (M) Sdn. Bhd., a Malaysia corporation (the "Holder").

                                 WITNESSETH:

     WHEREAS, Holder has agreed to purchase shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company pursuant to an Offshore Securities Subscription Agreement (the "Subscription Agreement"), between the Company and Holder in connection with a private placement of the Shares by the Company (the "Offering") pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     WHEREAS, as additional consideration for the purchase of the Shares by the Holder and as required in the Subscription Agreement, the Company desires to grant to Holder registration rights with respect to the Shares;

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

     1.    a.   Piggyback Registration.  If, at any time during the five-year period commencing forty-five days from the initial closing of the Offering, the Company shall file a registration statement (other than a registration statement on Form S-4, Form S-8, or on any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (as hereinafter defined) with the Securities and Exchange Commission (the "Commission") while any Registrable Securities are outstanding, the Company shall give the Holder at least 30 days' prior written notice of the filing of such registration statement. If requested by the Holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Holder, and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by the Holder), register all or, at the Holder's option, any portion of the Registrable Securities concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges, if any, on which the Company's Common Stock is being sold or on the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such




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

registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if such offering is underwritten and if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the Holder shall delay the offering and sale of the Registrable Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 120 days (the "Delay Period"), as the managing underwriter shall request, provided that no such delay shall be required as to any Registrable Securities if any securities of the Company are included in such registration statement and eligible for sale during the Delay Period for the account of any person other than the Company and the Holder unless the securities included in such registration statement and eligible for sale during the Delay Period for such other person shall have been reduced pro rata to the reduction of the Registrable Securities which were requested to be included and eligible for sale during the Delay Period in such registration. As used herein, "Registrable Securities" shall mean the shares of Common Stock acquired by the Holder pursuant to the Offering which have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Securities Act.

           a. Demand Registration. If, at any time after the closing of the Offering, the Company shall receive a written request from the Holder of Registrable Securities (as hereinafter defined), to register the sale of all or part of such Registrable Securities, the Company shall, as promptly as practicable, at the Company's sole cost and expense (other than the fees and disbursements of counsel for the Holder, and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by the Holder, and the underwriting discounts, if any, payble in respect of the Registrable Securities sold by the Holder), prepare and file with the U.S. Securities and Exchange Commission (the "Commission") a registration statement sufficient to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges, if any, on which the Company's Common Stock is being sold or on the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that the Company shall only be obligated to file one such registration statement. The registration statement filed by the Company pursuant to this Section 1(1) may include securities sold by the Company or on behalf of persons other than the Holder. The Company does not presently contemplate that any Registrable Securities registered pursuant to this Section 1(a) will be underwritten.

           b. In the event of a registration pursuant to the provisions of this Section 1, the Company shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 1(c) in which it is not otherwise required to qualify to do business.

           c. The Company shall keep effective any registration or qualification contemplated by this Section 1 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Holder to complete the offer and sale of the Registrable Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of 24 months from the date on which the Holder is first free to sell all such Registrable Securities; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

           d. In the event of a registration pursuant to the provisions of this Section 1, the Company shall furnish to the Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

           e. In the event of a registration pursuant to the provisions of this Section 1, the Company shall furnish the Holder with an opinion of its counsel (reasonably acceptable to the Holder) to the effect that (i) the registration statement has become effective under the Securities Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, comply as to form with the Securities Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented. Such opinion shall also state the jurisdictions in which the Registrable Securities have been registered or qualified for sale pursuant to the provisions of Section 1(c).

           f. The Company agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Securities Act, it shall use its best efforts to keep current in filing all reports, statements and other materials required to be filed with the Commission to permit the Holder to sell such securities under Rule 144.

           g. The Company shall notify the Holder promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

           h. The Company shall promptly notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Holder prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

           i. If requested by the underwriter for any underwritten offering of Registrable Securities on behalf of the Holder, the Company and the Holder will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to the Company and the Company's counsel, the Holder and the underwriter, and such agreement shall contain such representations and warranties by the Company and the Holder and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent provided in Section 2 hereof.

           j. Holder rights under this Agreement are assignable to subsequent purchasers of the Shares.

     2. Indemnification. a. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 2, but not be limited to, attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities or (B) in any application or other document or communication (in this Section 2 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless (x) such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(y) such loss, liability, charge, claim, damage or expense arises out of the Holder's failure to comply with the terms and provisions of this Agreement, or
(ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

        If any action is brought against the Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons, of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 2(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties), provided that the indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party of parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 2 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respective of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Holder of the commencement of any litigation or proceedings against the Company or any of it officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

     a. The Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by the Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnify from the Company to the Holder in Section 2(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder, expressly for inclusion in any such registration statement, prelimianry prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 2(b), the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 2(a).

     b. To provide for just and equitable contribution, if (i) an idemnified party makes a claim for indemnification pursuant to Section 2(a) or 2(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such cases, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Holder, included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Holder in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Holder, and the parties' or alleged intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Holder agree that is would be unjust and inequitable if the respective obligations of the Company and the Holder for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any method of allocation that does not reflect the equitable considerations referred to in this Section 2(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 2(c), each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of the Holder or control person shall have the same rights to contribution as the Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 2(c). Anything in this
Section 2(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 2(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

    3. Termination of Registration Rights. The Company's obligations pursuant to this Agreement (other than pursuant to paragraph 2) shall terminate as to the Holder on the earlier of (i) when the Holder can remove the restrictive legend on the Holder's shares pursuant to Rule 144(k) under the 1933 Act (or any successor) or (ii) five years and forty-five days from the closing of the Offering.

    4. Miscellaneous.

       a. Remedies. In the event of a breach by the Company of its obligations under this Agreement, the Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

       b. Agreements and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified of supplemented, unless such amendment, modification or supplement is in writing and signed by the parties hereto.

       c. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, or telecopies, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this of this Section 4(c):

           (i)  if to the Company:

           MBf USA, Inc.
           Attn: Chairman
           500 Park Blvd., Suite 1260
           Itasca, Illinois 60143-2639

                (ii)   if to the Holder:

                Wembley Rubber Products (M) Sdn. Bhd.
                29th Floor, Wisma Denmark
                86, Jalan Ampang
                50450 Kuala Lumpur, Malaysia


All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged, if telecopied.

        d. Successors and Assigns. This Agreement shall insure to the benefit of and be binding upon the successors and assigns of each of the parties.

        e. Counterparts. This Agreement may be executed in any number of counterparts, via original, photocopy or facsimile signature and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        f. Headings. The headings in this Agreement are for convenience of references only and shall not limit or otherwise affect the meaning hereof.

        g. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to its conflicts of law provisions. Any dispute regarding this Agreement will be litigated in the state or federal courts situated in Cook County, Illinois, to which jurisdiction all parties consent.

        h. Severability. In the event that any one or more of the provisions contained herein, or the application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions contained herein shall not be affected or impaired thereby.

        i. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of this agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are not restrictions, promises warranties or undertakings, other than those set forth or referred to herein, concerning the registration rights granted by the Company pursuant to this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                  MBf USA, Inc.


                                  By:  /s/ Loi Heng Sewn
                                       ------------------------------
                                       Loi Heng Sewn, Chairman



                                  Wembley Rubber Products (M) Sdn. Bhd.


                                  By:  /s/
                                       ------------------------------

                                  Its: Chief Executive Officer
                                       ------------------------------